State of Delaware

                        Office of the Secretary of State
                        --------------------------------


     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER OF "FLS ACQUISITION CORP." A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, MERGING WITH AND INTO "BIORELEASE TECHNOLOGIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE UNDER THE NAME OF "BIORELEASE TECHNOLOGIES, INC." AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 1992, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS ON THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 1992 FOR RECORDING.


                                   **********







     [SEAL]                        /s/Michael Ratchford
                                   -------------------------------------
                                   Michael Ratchford, Secretary of State

                                   AUTHENTICATION:*3573090
922405131                                    DATE: 08/27/1992

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/27/1992
                                                         922405131 - 2304158

                             CERTIFICATE OF MERGER
                             ---------------------
                                   (DELAWARE)

     1. Pursuant to a Plan and Agreement of Merger ("Plan") FLS ACQUISITION CORP. ("FLS"), a California Corporation, will merge with and into BIORELEASE TECHNOLOGIES, INC. ("BTI"), a Delaware Corporation.

     2. The Plan was approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with sections 251 and 252 of the Delaware General Corporation Law ("GCL") and Sections 1101-1103 of the California General Corporation Law ("Code").

     3. BTI will be the surviving corporation.

     4.  The  Certificate  of   Incorporation  of  BTI  will  be  the  surviving
corporation's Certificate of Incorporation.

     5. An executed copy of the Plan is on file at BTI's  office,  located at 8B
Industrial Way, Salem, NH 03079 and copies thereof will be furnished to stockholders of BTI and FLS, without cost, upon written request.

     6. The authorized capital of FLS is 20,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.

     IN WITNESS WHEREOF, BTI and FLS have caused this certificate to be signed by their Presidents, respectively, R. Bruce Reeves and Paul Calvin Maybury, and attested by their Secretaries, R. Bruce Reeves, this 4th day of August, 1992.




                                              BIORELEASE TECHNOLOGIES, INC.

                                           By:/s/R. Bruce Reeves
                                              ---------------------------------
                                              R. Bruce Reeves, President

ATTEST:

By:/s/R. Bruce Reeves
   ---------------------------------
   R. Bruce Reeves, President

                                              FLS ACQUISITION CORP.

                                           By:/s/Paul Calvin Maybury
                                              ---------------------------------
                                              Paul Calvin Maybury, President

ATTEST:

By:/s/R. Bruce Reeves
   ---------------------------------
   R. Bruce Reeves, President

BIOI0001.072